UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2005

TORRENT ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

000-19949

(Commission File Number)

84-0503749

(IRS Employer Identification No.)

600-666 Burrard Street, Vancouver, BC V6C 2X8

(Address of principal executive offices and Zip Code)

604-639-3118

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 18, 2005, we issued a news release announcing that our wholly-owned operating subsidiary, Methane Energy Corp. has completed drilling and setting production casing for Beaver Hill #2 and has now commenced drilling Beaver Hill #5. The Beaver Hill #5 well is the fifth of five wells included in Methane’s Beaver Hill pilot project located in Coos County, Oregon. The well will be directionally drilled to an estimated total depth of 4,400 feet updip from the Beaver Hill #1, #3 and #4 wells and on strike with the Beaver Hill #2 bottom-hole locations. The wells are being drilled by Roll’n Oilfield Services’ Rig #14 and drilling supervision services are being provided by Frontier Engineering.

Methane has completed construction of its next pilot project location at Radio Hill, two miles south of the Beaver Hill pilot project. The Radio Hill site will include one vertical and four directionally drilled wells to test a number of Lower Coaledo coals including the same “D” coal found at Beaver Hill. The wells will be drilled by Roll’n Oilfield Services’ Rig #14 tentatively scheduled to move on location in early November 2005.

Item 9.01	Financial Statements and Exhibits

99.1 News Release dated October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

/s/ Mark Gustafson

Mark Gustafson,

Chief Executive Officer, President and Director

Date: October 21, 2005